010 Putnam Money Market Fund Attachment
03/31/04 Semi

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds period ended March 31, 2004, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $72,508.


72DD1 (000s omitted)

Class A		14,008
Class B	 	551
Class C		26

72DD2 (000s omitted)

Class M		173
Class R		-
Class T    	186

73A1

Class A		0.0031
Class B		0.0006
Class C		0.0006

73A2
Class M 	0.0023
Class R		0.0015
Class T    	0.0018

74U1 (000s omitted)

Class A		3,907,903
Class B		628,655
Class C		25,435

74U2 (000s omitted)

Class M		56,572
Class R		28
Class T    	95,478

74V1

Class A		1.000
Class B		1.000
Class C		1.000

74V2

Class M		1.000
Class R		1.000
Class T    	1.000